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OMNICARE, INC.

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Omnicare Announces Plan to Adjourn

Annual Meeting of Stockholders

CINCINNATI, OH, May 21, 2015 – Omnicare (NYSE: OCR) today announced that it plans to adjourn its Annual Meeting of Stockholders when it is held on Thursday, May 21, 2015 at 9:00 a.m. in order to afford the Company’s stockholders time to consider the recent developments involving the Company as previously announced. The Annual Meeting will reconvene on Monday, June 1, 2015 at 9:00 a.m. at the Renaissance Hotel, 36 East Fourth Street, Cincinnati, Ohio. The record date for stockholders entitled to vote at the Annual Meeting remains March 31, 2015. Proxies previously submitted in respect of the meeting will be voted at the reconvened meeting, unless properly revoked.

This information is being provided to stockholders in addition to Omnicare’s definitive proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2015. Copies of Omnicare’s definitive proxy statement can be obtained free of charge at the SEC’s website at www.sec.gov or at http://proxy.omnicare.com. Please read the definitive proxy statement for the Annual Meeting, the accompanying materials and any additional proxy soliciting materials that Omnicare may file with the SEC carefully before you make a voting decision as they contain important information. Omnicare, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in Omnicare’s definitive proxy statement.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry’s most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Contact:

Patrick C. Lee

(513) 719-1507

patrick.lee@omnicare.com

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